CONSENT OF INDEPENDENT AUDITORS




We consent to the use of our report dated November 15, 2000, with respect to our audits of eZ Bancorp, Inc. as of November 7, 2000 and EBC Development, LLC as of, and for the periods ending, December 31, 1999 and November 7, 2000, included in the Registration Statement (Form SB-2 No. 333) pertaining to shares of eZ Bancorp, Inc. offered in an initial public offering.


                                                  /s/ Ernst & Young LLP

Chicago, Illinois
November 22, 2000